Exhibit 107
Calculation of Filing Fee Table

Post-Effective Amendment No. 3 to Form S-1 on Form S-3
(Form Type)

Nerdy Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (in shares)(1)	Proposed Maximum Offering Price per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, $0.0001 par value per share	457(c)	55,665,294	$9.16 (2)	$509,894,093	0.0000927	$47,267.18
Equity	Warrants to purchase Class A common stock, $0.0001 par value per share	457(c)	8,281,469	$2.28 (3)	$18,881,749	0.0000927	$1,750.34
Equity	Class A common stock, $0.0001 par value per share	457(c)	87,065,506 (4)	$9.16 (2)	$797,520,035	0.0000927	$73,930.11
Total Offering Amounts							$122,948
Total Fees Previously Paid							$122,948
Total Fee Offsets							$—
Net Fee Due							$—

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), an indeterminable number of additional securities that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions are also being registered.

(2)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A Common Stock of Nerdy on the New York Stock Exchange ("NYSE") on October 13, 2021 (such date being within five business days of the date that the initial registration statement was first filed with the SEC. This calculation is in accordance with Rule 457(c) of the Securities Act.

(3)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the warrants of Nerdy on the NYSE on October 13, 2021 (such date being within five business days of the date that the initial registration statement was first filed with the SEC. This calculation is in accordance with Rule 457(c) of the Securities Act.

(4)	The number of shares of Class A Common Stock being registered represents the sum of (a) 8,281,469 shares of Class A Common Stock to be issued to certain shareholders upon the exercise of outstanding Class A warrants, with each warrant exercisable for one share of Class A Common Stock, subject to adjustment, for an exercise price of $11.50 per share, (b) 2,051,864 shares of Class A Common Stock underlying the 2,051,864 shares of Class B Common Stock to be issued to certain shareholders upon exercise of the outstanding Class B warrants, with each warrant exercisable for one share of Class B Common Stock, subject to adjustment, for an exercise price of $11.50 per share, and (c) 76,732,173 shares of Class A Common Stock underlying shares of Class B Common Stock.
Table 2: Fee Offset Claims and Sources
N/A
Table 3: Combined Prospectuses
N/A

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